HemaCare Corporation

                                EXHIBIT 11

                    Basic and Diluted Net (Loss) Income per Share
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

                                               Three months ended          Six months ended
                                                     June 30,                  June 30,
                                           ---------------------------  ----------------------
                                              2002           2001          2002       2001
                                           -----------    ------------  ----------  ----------
             BASIC
             -----
Weighted average common shares used
  to compute basic earnings per
  share...............................      7,611,124      7,431,567     7,601,204    7,508,169
                                           ===========    ===========   ===========  ===========

                   Net (loss) income..     $  (19,000)    $  153,000    $ (157,000)  $  372,000
                                           ===========    ===========   ===========  ===========

Basic net (loss) income per share.....     $    (0.00)    $     0.02    $    (0.02)  $     0.05
                                           ===========    ===========   ===========  ===========

             DILUTED
             -------
Weighted average common shares used to
  compute basic earnings per share....      7,611,124      7,431,567     7,601,204    7,508,169

Dilutive common equivalent shares
  attributable to stock options
  (based on average market price).....              -        648,631             -      758,411
Dilutive common equivalent shares
 attributable to warrants (based on
 average market price)................              -         39,030             -       30,809
                                           -----------    -----------   -----------  -----------
Weighted average common shares and
 equivalents used to compute
 diluted earnings per share...........      7,611,124      8,119,228     7,601,204    8,297,389
                                           ===========    ===========   ===========  ===========

               Net (loss) income......     $  (19,000)    $  153,000    $ (157,000)  $  372,000
                                           ===========    ===========   ===========  ===========

Diluted net (loss) income per share ..     $    (0.00)    $     0.02    $    (0.02)  $     0.04
                                           ===========    ===========   ===========  ===========
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